UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  Septembert 7, 2011

BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4909 SE International Way, Portland, Oregon	97222-4679
(Address of principal executive offices)	(Zipcode)

Registrant’s telephone number, including area code:  (503) 653-8881

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 7, 2011, Blount International, Inc. (the “Corporation”) completed its acquisition of GenWoods HoldCo, LLC (“Woods Holdings”) and its wholly owned subsidiary, Woods Equipment Company (“Woods”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated August 15, 2011, by and among Blount, Inc., SP Companies, Inc., Grenade LLC and Woods Holdings. Subject to the terms and conditions of the Merger Agreement, Grenade LLC was merged with and into Woods Holdings and the surviving entity, renamed Woods Equipment Holdings, LLC, is a wholly owned subsidiary of the Corporation.

The Corporation paid approximately $185 million in cash, subject to certain adjustments that will be based upon verification of Woods’ closing date balance sheet.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which the Corporation intends to file with its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

Woods was founded in 1946 and is a manufacturer and marketer of equipment and replacement parts for the agricultural, ground maintenance, and construction markets.

A copy of the Corporation’s press release announcing the closing of the acquisition is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure contained in Item 1.01 above is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press release dated September 7, 2011, issued by Blount International, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC. Registrant

Dated: September 7, 2011	By:	/s/ Calvin E. Jenness
Name: Calvin E. Jenness
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated September 7, 2011, issued by Blount International, Inc.